Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 3 to Registration Statement on Form S-4 of FirstBank Corporation of our report dated March 11, 2013 with respect to the consolidated financial statements and schedules of FirstBank Corporation, included in its Annual Report (Form 10-K file number 000-14209) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Grand Rapids, Michigan

November 5, 2013